Exhibit 10.11
INCREMENTAL BONUS PLAN

FROM:	Doug Valenti	DATE:

TO:

RE:	QuinStreet Incremental Bonus Plan
The Compensation Committee of the Board has once again approved an incremental bonus plan for senior staff for fiscal year [      ]. The purpose of incremental bonuses is to provide incentive and cash compensation for performance that is beyond budget or expected growth targets AND that is consistent with the strategic objectives and interests of the Company. The incremental bonus is in addition to the potential discretionary bonus component of your annual compensation. In fiscal year [      ], the incremental bonus pool will accrue when Company EBITDA exceeds that represented by 20% Revenue growth over the prior fiscal year results and a 20% EBITDA margin (“Target EBITDA”).
Your specific incremental bonus rate is shown below. The general terms of the incremental plan are also outlined below. Once you have reviewed, understand and agree to the plan and terms, please sign on the line provided, and return to me.
Your Incremental Bonus as % of FY[      ]
Company EBITDA > Target EBITDA
                     [      ]%
Incremental bonus plan terms
•	Company EBITDA is as reported in the Company’s final unaudited annual Income Statement for the applicable fiscal year.

•	The amount and payment of incremental bonuses are at the complete and sole discretion of the CEO, and may not be paid in part or in full, even if financial targets are achieved. This is to protect the Company from unforeseen changes in business circumstances and unintended consequences, and to make adjustments if actions maximize personal bonuses but otherwise (even unintentionally) damage Company or shareholder interests by, for example: increasing costs or limit growth elsewhere or in the future, or acting in ways counter to Company strategy and/or best long-term business potential or positioning. Important considerations, among others, include: margins; growth; client concentration; development of proprietary media, technologies and other capabilities deemed necessary for defensibility and sustainability; specific performance of individual, group or vertical.

•	Incremental bonuses will be paid one time only, usually but not necessarily about 30 days following publication of approved full-year results. You must be a full-time employee in good standing at the time of payment to receive any incremental bonus payment at all. There are no exceptions and no other payments or obligations of any kind under this Plan.

•	The CEO must have your signed (acknowledged and agreed) Incremental Bonus Plan memo (this form) on file for you to be included in the Plan and receive a bonus payment.

Acknowledged and agreed:
Date